UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2007

AVRO ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-141686	20-8387017
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

Address of principal executive offices:

535 Howe Street
Vancouver B.C. V6C 2Z4
Canada

Telephone: 604.683.0466

Facsimile: 604.683.7881

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Subscription Agreement for 186,560 shares

On October 1, 2007, the Company entered into a binding Private Placement and Subscription Agreement (the “Agreement”) with an investor (the “Subscriber”) pursuant to which it sold 186,560 shares of its common stock (the “Shares”) at a price of $0.25 per share for total proceeds of $46,640.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth under Item 1.01 of the Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits

Exhibit No.	Description

10.1	Private Placement Subscription Agreement dated October 1, 2007.

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVRO ENERGY INC.

October 1, 2007	By:	/s/ Mike P. Kurtanjek
MIKE P. KURTANJEK